Exhibit 24.1
POWER OF ATTORNEY
Fidelity National Information Services, Inc.
          Each of the undersigned directors and/or officers of Fidelity National Information Services, Inc. (the “Corporation”), a Georgia corporation, hereby names, constitutes and appoints Michael D. Hayford and Ronald D. Cook, or any of them, each acting alone, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with (1) the automatic shelf Registration Statement on Form S-3 (or other appropriate form) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the common stock, par value $.01 per share, of the Corporation (the “Common Stock”) proposed to be sold by the Corporation from time to time, and/or proposed to be registered by the Corporation for the re-sale by one or more holders of such Common Stock and (2) the Registration Statement on Form S-8 (or other appropriate form) for the registration under the Securities Act of Common Stock which may be issued by the Corporation pursuant to awards granted under one or more equity plans of Metavante Technologies, Inc. assumed by the Corporation ((1) and (2), collectively, the “Registration Statements”), and in connection with any and all amendments to the Registration Statements and all instruments necessary or in connection therewith, including to sign the Registration Statements and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of Corporation and in the name and on behalf of such officer or director of the Corporation; to attest to the seal of the Corporation thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;
          And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

          IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney this 1st day of October, 2009.

Name/Signature	Capacity
/s/ Frank R. Martire	President and Chief Executive Officer; Director
Frank R. Martire	(Principal Executive Officer)

/s/ Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer
Michael D. Hayford	(Principal Financial Officer)

/s/ James W. Woodall	Senior Vice President, Chief Accounting Officer and Controller
James W. Woodall	(Principal Accounting Officer)

/s/ William P. Foley, II	Director and Chairman
William P. Foley, II

/s/ Lee A. Kennedy	Director and Vice Chairman
Lee A. Kennedy

/s/ Thomas M. Hagerty	Director
Thomas M. Hagerty

/s/ Keith W. Hughes	Director
Keith W. Hughes

/s/ David K. Hunt	Director
David K. Hunt

/s/ Stephan A. James	Director
Stephan A. James

/s/ Richard N. Massey	Director
Richard N. Massey

/s/ James C. Neary	Director
James C. Neary